As filed with the Securities and Exchange Commission on April 30, 2007                          Registration Statement No. 333- ______

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Old Republic International Corporation
(Exact name of Registrant as specified in its charter)

Delaware	36-2678171
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
307 North Michigan Avenue
Chicago, Illinois 60601-5382
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Spencer LeRoy III, Esquire
Senior Vice President, General Counsel and Secretary
Old Republic International Corporation
307 North Michigan Avenue
Chicago, Illinois 60601-5382
(312) 346-8100
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale of the securities to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE
Title of each class of securities*	Amount to be registered/ Proposed maximum offering price per unit/ Proposed maximum offering price/ Amount of Registration Fee
Common Stock of Old Republic International Corporation (“Old Republic")(2) (3)
Preferred Stock of Old Republic(2)
Depositary Shares of Old Republic(2)(4)	(1)
Debt Securities of Old Republic(2)
Warrants to Purchase Common Stock, Preferred Stock, Depositary Shares or Debt Securities of Old Republic
Stock Purchase Contracts of Old Republic
Stock Purchase Units of Old Republic(5)
*	Additional securities (including securities to be issued by additional registrants) may be added by automatically effective post-effective amendments pursuant to Rule 413.
(1)
An unspecified aggregate initial offering price and number of the securities of each identified class is being registered as may from time to time be offered at unspecified prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In accordance with Rules 456(b) and 457(r), the Registrants are deferring payment of all of the registration fee. In connection with the securities offered hereby, the Registrants will pay “pay-as-you-go registration fees” in accordance with Rule 456(b) and 457(r).

(2)
Also includes an indeterminant number of shares of common shares, preferred shares, depositary shares and indeterminant amounts of debt securities as may be issued from time to time pursuant to anti-dilution adjustments upon conversion of or exchange for any other preferred shares, depositary shares or debt securities that provide for conversion or exchange into other securities or upon exercise of warrants for such securities or upon settlement of stock purchase contracts.

(3)
Purchase rights for one one-hundredth of a share of Series A Junior Participating Preferred Stock initially are attached to and trade with all shares of common stock pursuant to the terms of Old Republic’s Amended and Restated Rights Plan.

(4)	To be represented by depositary receipts representing an interest in all or a specified portion of shares of common or preferred stock.
(5)	Each stock purchase unit consists of (a) a stock purchase contract and (b) a beneficial interest in debt securities, capital securities or debt obligations of Old Republic.

OLD REPUBLIC INTERNATIONAL CORPORATION
Common Stock
Preferred Stock
Depositary Shares
Debt Securities
Warrants to Purchase Common Stock, Preferred Stock, Depositary Shares and Debt Securities
Stock Purchase Contracts
Stock Purchase Units

Old Republic will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in any of these securities.

Old Republic’s common stock is traded on the New York Stock Exchange under the symbol “ORI.”

Investing in our securities involves risks. See “Risk Factors” on page 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 30, 2007

Table of Contents

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration for continuous offering process. Under the shelf process, from time to time, we may, but are not required to, sell the securities offered in supplements to this prospectus in one or more offerings.

This prospectus provides you with a general description of our company. Whenever we decide to offer one of the types of securities noted on the cover page of this prospectus, we will provide you with a prospectus supplement containing specific information about the terms of the offering and the means of distribution. A prospectus supplement may include other special considerations applicable to that specific offering. A prospectus supplement may also add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read carefully this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

SUMMARY OF THE PROSPECTUS

This summary highlights information from this prospectus and may not contain all the information that is important to you. Accordingly, we encourage you to carefully read this entire prospectus, including the documents that are incorporated by reference. You may obtain a copy of the documents that we have incorporated by reference without charge by following the instructions in the section entitled “Where You Can Find More Information” beginning on page 5 of this prospectus.

Our Business

We are a Chicago-based insurance holding company with subsidiaries engaged mainly in the general (property and liability), mortgage guaranty and title insurance businesses. Our subsidiaries market, underwrite and manage a wide variety of specialty and general insurance coverages. We primarily serve the insurance and the related needs of commercial and financial enterprises and governmental units. In particular, we provide specialty insurance programs to the transportation, coal and energy services, construction, forest products, consumer and mortgage credit, banking, and housing industries, and to a variety of other manufacturing and service companies.

Our business segments are organized as the General Insurance, Mortgage Guaranty, Title Insurance and Corporate and Other Groups.

Our General Insurance Group assumes risks and provides related risk management services that encompass a large variety of property and liability insurance coverages. We do not have a meaningful exposure to personal lines of insurance such as homeowners and private automobile coverages, and do not insure significant amounts of commercial buildings and related property. A significant majority of our General Insurance business is produced through independent agency and brokerage channels, while the balance is obtained through direct production facilities.

Private mortgage insurance protects mortgage lenders and investors from default related losses on residential mortgage loans made primarily to home buyers who make down payments of less than 20% of the home’s purchase price. The Mortgage Guaranty Group insures primarily first mortgage loans on residential properties incorporating one-to-four family dwelling units.

The title insurance business consists primarily of the issuance of policies to real estate purchasers and investors based upon searches of the public records, which contain information concerning interests in real property. The policy ensures against losses arising out of defects, liens and encumbrances affecting the insured title and not excluded or excepted from the coverage of the policy.

We also have a relatively small life and health insurance business as well as several internal services subsidiaries that perform investment management, payroll, administrative and minor marketing services.

Our Corporate Information

Our executive offices are located at 307 North Michigan Avenue, Chicago, Illinois 60601, and our telephone number at that location is (312) 346-8100. Our website can be accessed at www.oldrepublic.com. Information contained on our website does not constitute part of this prospectus.

THE OFFERING

The securities which we offer for sale from time to time pursuant to this prospectus will be described in more detail in one or more prospectus supplements.

The maximum dollar amount of securities which we propose to sell pursuant to this offering is $1 billion; however, we may elect to amend the registration statement to increase that amount.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus include forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. All statements regarding our expected financial position, strategies and growth prospects and general economic conditions we expect to exist in the future are forward-looking statements. Any words such as, without limitation, “anticipates,” “believes,” “expects,” “estimates,” “plans,” “intends,” “outlook,” “forecast,” “assume,” “achievable,” “potential,” “strategy,” “goal,” “outcome,” “trend,” and variations of such words and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “may,” or similar expressions as they relate to us or our management, are intended to identify forward-looking statements.

We caution that forward-looking statements are subject to numerous assumptions, risks, and uncertainties, which change over time. Forward-looking statements speak only as of the date the statement is made, and we do not undertake to update forward-looking statements to reflect facts, circumstances, assumptions or events that occur after the date the forward-looking statements are made. Actual results could differ materially from those anticipated in forward-looking statements, and future results could differ materially from historical performance. Uncertainties and other factors that could cause actual results to differ materially from historical or forward-looking statements are described in more detail in “Item 1A-Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2006 which is incorporated herein by reference in this prospectus. We do not have any intention or obligation to update forward-looking statements after we distribute this prospectus; however, any material changes to the risk factors noted in our Annual Report on Form 10-K are included from time to time in our Quarterly Reports on Form 10-Q.

RISK FACTORS

Investing in our securities involves risks. Potential investors are urged to read and consider the risk factors relating to an investment in our company described in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q, each filed with the SEC and incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider those risks as well as other information we may incorporate by reference in this prospectus or in any prospectus supplement. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also adversely affect our business operations. To the extent a particular offering implicates additional risks, we will include a discussion of those risks in the applicable prospectus supplement.

USE OF PROCEEDS

Unless otherwise set forth in a prospectus supplement with respect to the proceeds from the sale of the particular offered securities to which such prospectus supplement relates, the net proceeds from the sale of the offered securities is expected to be used for general corporate purposes.

DESCRIPTION OF SECURITIES

We will describe the terms of the offered securities from time to time in any prospectus supplement for such offer.

PLAN OF DISTRIBUTION

The plan of distribution for each offering of securities pursuant to this prospectus will be described in detail in a prospectus supplement describing each particular offering.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the offered securities of Old Republic International Corporation will be passed on for us by Spencer LeRoy, III, Senior Vice President, General Counsel, and Secretary of the corporation, and by Lord, Bissell & Brook LLP, Chicago, Illinois, counsel to the corporation. Mr. LeRoy holds stock and options to purchase stock granted under our employee stock plans, which in the aggregate represent less than 1% of our outstanding common stock.

ERISA MATTERS

Old Republic and certain of our affiliates may each be considered a “party in interest” within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or a “disqualified person” within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”), with respect to many employee benefit plans. Prohibited transactions within the meaning of ERISA or the Code may arise, for example, if the offered securities are acquired by a pension or other employee benefit plan with respect to which Old Republic or any of its affiliates is a service provider (or otherwise is a “party in interest” or a “disqualified person”), unless such offered securities are acquired pursuant to an exemption for transactions effected on behalf of such plan by a “qualified professional asset manager” or pursuant to any other available exemption. Any such pension or employee benefit plan proposing to invest in the offered securities should consult with its legal counsel.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2006 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements, or other information that we file at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, DC 20549. Please call the SEC at 1 800-SEC-0330 for further information on the Public Reference Room in Washington, DC and in other locations. Our SEC filings are also available to the public from commercial document retrieval services and at the Internet Website maintained by the SEC at http://www.sec.gov. Copies of documents we have filed with the SEC are also available at the offices of the New York Stock Exchange, 200 Broad Street, New York, NY 10005.

We have filed a registration statement on Form S-3 under the Securities Act of 1993, as amended, with the SEC to register our securities offered by this prospectus. This prospectus does not contain all the information contained in the registration statement because certain parts of the registration statement are omitted in accordance with the rules and regulations of the SEC. The registration statement and the documents filed as exhibits to the registration statement are available for inspection and copying as described above.

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring to another document separately filed with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained directly in this prospectus. This prospectus by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our business.

Old Republic SEC Filings (SEC file No. 001-10607)	Period Covered or Date Filed
Annual Report on Form 10-K	Year Ended December 31, 2006

Annual Report Amendment on Form 10-K/A	March 28, 2007

Proxy Statement	March 29, 2007

Registration Statement Amendment on Form S-3/A	April 20, 2007

Current Reports on Form 8-K	February 22, 2007; April 5, 2007 (other than the portion of those documents not deemed to be filed)

Registration Statement on Form 8-A (describing our common stock)	March 3, 1988, as amended, May 30, 1997

We also incorporate by reference additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus and before the termination of this offering. Additional documents so incorporated include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Report on Form 8-K, as well as proxy statements.

You may obtain any of the documents incorporated by reference by contacting us or the SEC or through the SEC’s Internet Website, as described above. Documents incorporated by reference are available from us without charge, excluding all exhibits unless specifically incorporated by reference as an exhibit to this prospectus or a prospectus supplement. You may obtain documents incorporated by reference into this prospectus by requesting them in writing or by telephone from us at the following address: Old Republic International Corporation, 307 North Michigan Avenue, Chicago, Illinois 60601, Attention: Corporate Secretary, telephone (312) 346-8100.

You will not be charged for any of these documents that you request. If you request any incorporated documents from us, we will mail them to you by first class mail, or other equally prompt means, within one business day after we receive your request.

We have not authorized anyone to give any information or make any representation about the offering or us that is different from, or in addition to, that contained in this prospectus or in any of the materials that have been incorporated in this prospectus or which may be contained in a prospectus supplement. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitation of offers to exchange or purchase, the securities offered by this prospectus are unlawful, or if you are a person to whom is it unlawful to direct these types of activities, then the offer presented in this prospectus does not extend to you. Information contained in this prospectus speaks only as of the date of this prospectus unless information specifically indicated that another date applies.

[Back Page of Prospectus]

OLD REPUBLIC INTERNATIONAL CORPORATION
Common Stock
Preferred Stock
Depositary Shares
Debt Securities
Warrants to Purchase Common Stock, Preferred Stock, Depositary Shares and Debt Securities
Stock Purchase Contracts
Stock Purchase Units

Prospectus

The date of this prospectus is April 30, 2007

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimates.

SEC registration fee .......................................................................... $      *
Printing and engraving .......................................................................      80,000
Legal fees and expenses ...................................................................    150,000
Fees of accountants .........................................................................     100,000
Fees of trustee .................................................................................      30,000
NASD Fees ......................................................................................     50,000
Rating agency fees ............................................................................   100,000
Miscellaneous ..................................................................................      25,000

Total ................................................................................................. $535,000

* Deferred in accordance with Rule 456(b) and 457(e) of the Securities Act of 1933, as amended.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

As permitted by Section 102(b)(7) of the Delaware General Corporation Law, or DGCL, our certificate of incorporation provides that a director of Old Republic shall not be personally liable to Old Republic or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director’s duty of loyalty to us or our stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) pursuant to Section 174 of the General Corporation Law of the State of Delaware, or (d) for any transaction from which a director derived an improper personal benefit.

In general, our bylaws provide that Old Republic shall indemnify its directors and officers to the fullest extent permitted by law. As permitted by Section 145(a) of DGCL, our bylaws provide that we shall indemnify each of our directors and officers against expenses (including attorney’s fees) incurred in connection with any proceeding (other than an action by or in the right of Old Republic) involving such person by reason of having been an officer or director, to the extent such person acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interest of Old Republic and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. As permitted by Section 145(b) of DGCL, our bylaws provide that we shall indemnify each of our officers and directors against expenses (including attorney’s fees) incurred in connection with any action brought by or in the right of Old Republic, except that if the director or officer is adjudged to be liable to Old Republic, no indemnification shall be made unless and to the extent that the Court of Chancery or any other court shall deem proper, notwithstanding the adjudication of liability.

The determination of whether indemnification is proper under the circumstances, unless made by a court, shall be made by a majority of disinterested members of the board of directors (even if they constitute less than a forum), by a committee of disinterested directors, by independent legal counsel or by our stockholders. However, as required by Section 145(c) of DGCL, we must indemnify a director or officer who was successful on the merits in defense of any suit. As permitted by Section 145(e) of DGCL, we may pay expenses incurred by a director or officer in advance, upon receipt of an undertaking that the advance will be repaid if it is ultimately determined that the director or officer is not entitled to indemnity.

ITEM 16. LIST OF EXHIBITS

EXHIBIT
1.1+                  Form of Underwriting Agreement (Debt)
1.2+                  Form of Underwriting Agreement (Equity)
1.3+                  Form of Underwriting Agreement (Stock Purchase Contracts)
1.4+                  Form of Underwriting Agreement (Stock Purchase Units)
3.1	Restated Certificate of Incorporation of the Corporation (incorporated herein by reference to Exhibit 3(a) to the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2004.)
4.1
Indenture dated as of August 15, 1992 between the Corporation and Wilmington Trust Company, as trustee (incorporated herein by reference to Exhibit 4(G) to the Corporation’s Annual Report on Form 10-K for the year ended December 31, 1993).

4.2
Supplemental Indenture No. 1 dated as of June 16, 1997, supplementing the Indenture (incorporated herein by reference to Exhibit 4.3 to the Corporations’ Registration Statement on Form 8-A filed on June 16, 1997).

4.3	Supplement Indenture No. 2 dated as of December 31, 1997 supplementing the Indenture.
4.4+	Form of Deposit Agreement
4.5+	Form of Purchase Contract Agreement
4.6+	Form of Pledge Agreement
4.7
Amended and Restated Rights Agreement dated May 15, 1997 between the Corporation and the First Chicago Trust Company of New York (incorporated herein by reference to Exhibit 4.1 to the Corporation’s Current Report on Form 8-K filed on May 30, 1997).

4.8
Agreement to furnish certain long-term debt instruments to the Securities and Exchange Commission upon request (incorporated herein by reference to Exhibit 4(D) to the Corporation’s Form 8 filed on August 28, 1987).

5.1*	Opinion of Spencer LeRoy III.
23.1	Consent of Pricewaterhouse Coopers LLP
23.2*	Consent of Spencer LeRoy III (included in Exhibit 5.1)
24.1	Powers of Attorney for the Corporation (included in signature pages)
______________________

+ To be filed by subsequent Form 8-K or amendment
* To be filed by amendment

ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;
(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in reports filed with or furnished to the Securities and Exchange Commission by Old Republic pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:
          (i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5) That, for the purpose of determining liability of a registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of an undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned Registrant or used or referred to by an undersigned Registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about an undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and
(iv) Any other communication that is an offer in the offering made by an undersigned Registrant to the purchaser.
(6) That, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of Old Republic’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(7) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(6)(2) of the Trust Indenture Act.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 15 above, or otherwise, Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Old Republic International Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of Chicago, State of Illinois, on April 30, 2007.

            Old Republic International Corporation

            By: /s/ Aldo C. Zucaro
            Name: Aldo C. Zucaro
            Title:Chairman and Chief
              Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of Old Republic International Corporation hereby constitute and appoint Aldo C. Zucaro, Karl W. Mueller and Spencer LeRoy III, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments to this registration statement (the “Registration Statement”) (including post-effective amendments) to this Registration Statement and any subsequent Registration Statement for the same offering which may be filed under Rule 462(b) under the Securities Act of 1933, as amended, and any and all amendments (including any and all pre-effective and post-effective amendments) and exhibits thereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on April 30, 2007.

Name	Position

/s/ Aldo C. Zucaro	Chairman and Chief Executive Officer;
Aldo C. Zucaro	Director (Principal Executive Officer)

/s/ Karl W. Mueller	Senior Vice President and Chief Financial
Karl W. Mueller	Officer (Principal Financial Officer)

/s/ Harrington Bischof
Harrington Bischof	Director

/s/ Jimmy A. Dew
Jimmy A. Dew	Director

/s/ John M. Dixon
John M. Dixon	Director

/s/ Leo E. Knight, Jr.
Leo E. Knight, Jr.	Director

/s/ Peter Lardner
Peter Lardner	Director

/s/ Wilbur S. Legg
Wilbur S. Legg	Director

/s/ John W. Popp
John W. Popp	Director

/s/ William A. Simpson
William A. Simpson	Director

/s/ Arnold L. Steiner
Arnold L. Steiner	Director

/s. Fredicka Taubitz
Fredricka Taubitz	Director

/s/ Charles F. Titterton
Charles F. Titterton	Director

/s/ Dennis P. Van Mieghem
Dennis P. Van Mieghem	Director

/s/ Steven R. Walker
Steven R. Walker	Director